                                OPTION AGREEMENT

                                       AND

                      AGREEMENT AND PLAN OF REORGANIZATION

         THIS OPTION AGREEMENT AND AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made as of February 7, 1996 among METRICOM, INC., a Delaware corporation ("Metricom"), OVERALL WIRELESS COMMUNICATIONS CORPORATION, an Oklahoma corporation ("Overall Wireless"), and [*], the sole stockholder of Overall Wireless ("Stockholder").

                                    RECITALS

         A. Overall Wireless is the holder of a Nationwide Commercial license issued by the Federal Communications Commission (the "FCC"), assigned the call sign WPCU 518, covering five 5-KHz channel pairs in the 220-222 MHz frequency band for a total of 50 KHz of spectrum (the "FCC License").

         B. Metricom desires to purchase an option to acquire Overall Wireless, and Overall Wireless and Stockholder wish to sell such option to Metricom, on the terms and subject to the conditions contained in this Agreement.

         C. The parties intend to effect such acquisition upon exercise of such option through a merger (the "Merger") of Overall Wireless into a wholly-owned subsidiary of Metricom ("Sub") in accordance with this Agreement, the rules and regulations of the FCC and the laws of the State of Delaware and the State of Oklahoma, or such state law as will be applicable to Overall Wireless or its successor upon the date of the Merger (collectively, the "Applicable Laws"). Upon consummation of the Merger, Overall Wireless will merge into Sub, and Sub will remain a wholly-owned subsidiary of Metricom.

         D. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

                                    AGREEMENT

                  The parties to this Agreement agree as follows:


_____________________

* Confidential treatment has been requested for portions of this document marked with an asterisk pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

1.       PURCHASE AND SALE OF OPTION.

         1.1      OPTION.

         (a) Metricom is hereby granted the option (the "Option") to acquire 100% ownership of all outstanding equity securities of Overall Wireless through the Merger, exercisable at any time after Forty Percent Completion (as defined in Section 5.1(b)(2)) is achieved but not later than January 1, 1997 (or such later date as may be determined pursuant to Section 1.4).

         (b) Metricom will exercise the Option by giving Overall Wireless and Stockholder written notice of its intent to exercise (the "Notice"). Within ten days after delivery of the Notice, Overall Wireless will deliver a revised Disclosure Schedule (as defined in Section 3) to Metricom. In the event such Disclosure Schedule contains exceptions to the representations and warranties contained in Section 3 of this Agreement that, in Metricom's reasonable judgment, represent material adverse differences from the state of Overall Wireless' business, financial condition, assets, liabilities, operations or prospects (or in any aspect or portion thereof) from Metricom's knowledge thereof upon Metricom's exercise of the Option, Metricom may rescind the Notice by delivering written notice to Overall Wireless and the Stockholder within ten days after delivery of the Disclosure Schedule. If the Option is exercised and such exercise is not rescinded, the parties will consummate the Merger within [*] after all of the conditions contained in Sections 6 and 7, including, without limitation, FCC approval of the Merger, have been fulfilled or waived, provided that this Agreement has not been terminated in accordance with the provisions of Section 8 hereof.

         1.2 OPTION PURCHASE PRICE. As consideration for the Option, Metricom will deliver $700,000 in cash to Stockholder upon the execution of this Agreement.

         1.3      FURTHER ASSURANCES. Except as otherwise provided for herein,
(a) Stockholder will vote, if Metricom exercises and does not rescind its exercise of the Option, all of her voting securities of Overall Wireless in favor of the Merger, and against any proposal made in opposition to the Agreement or the transactions contemplated thereby; (b) Stockholder will not transfer, sell, exchange, pledge (other than pursuant to the Stock Pledge Agreement (as defined in Section 5.1(b)(3)), offer or otherwise dispose of or encumber any of her Overall Wireless securities, or make any offer or agreement relating thereto, except through the Merger; and (c) Overall Wireless will not permit any transfer or issuance of Overall Wireless securities. Promptly after the achievement of Forty Percent Completion and the adoption of the Proposed FCC Rule Changes (as defined below), the parties will complete and file with the FCC an application for assignment or transfer of control of the FCC License by or from Overall Wireless to Metricom.

_______________________

* Confidential treatment has been requested for portions of this document marked with an asterisk pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

                                       2.

         1.4      OPTION EXTENSION/TERMINATION.

                  (a) If on January 1, 1997 [*], Metricom may extend the Option exercise deadline to July 1, 1997 by delivering a written notice of extension and $500,000 in cash to Stockholder in exchange for such extension. Notwithstanding the foregoing, if Overall Wireless or Stockholder has committed any material Breach, the Option exercise deadline will automatically extend to the later of (1) July 1, 1997; and (2) such time as the Breach has been cured, without any payment or further action by Metricom. For the purposes of this Agreement, "Breach" means any inaccuracy in or breach of, or any failure to comply with or perform, a representation, warrant, covenant, obligation or other provision of this Agreement.

                  (b)      If on January 1, 1997 [*], then Metricom may either:

                           (1)      extend the Option term as set forth in
Section 1.4(a); or

                           (2)      terminate the Option by delivering notice
thereof to Overall Wireless and Stockholder, in which case Stockholder will immediately refund $350,000 of the Option purchase price to Metricom.

                  (c) If the Option expires, other than through Metricom's exercise of its rights under Section 1.4(b)(2), this Agreement will terminate, subject to the provisions of Section 8.3.

2.       MERGER.

         2.1 MERGER OF OVERALL WIRELESS INTO SUB. On the terms and subject to the conditions contained in this Agreement, at the Effective Time (as defined in Section 2.3), Overall Wireless will be merged into Sub and the separate existence of Overall Wireless will cease. Sub will be the surviving corporation in the Merger (the "Surviving Corporation").

         2.2 EFFECT OF THE MERGER. The Merger will have the effects set forth in this Agreement and in the Applicable Laws.

         2.3 CLOSING; EFFECTIVE TIME. The consummation of the Merger (the "Closing") will take place at the offices of Cooley Godward Castro Huddleson & Tatum, One Maritime Plaza, 20th Floor, San Francisco, California on the fifth calendar day following the date as of which each of the conditions set forth in Sections 6 and 7 has been fulfilled or waived or on such other date as may be jointly designated by Metricom and Overall Wireless (the "Closing Date"). As soon as practicable after the Closing, a properly executed certificate of merger in substantially the form attached hereto as EXHIBIT A-1 and conforming to the requirements of the Applicable Laws (the "Certificate of Merger") will be filed in accordance with the Applicable Laws, at which time the Merger will become effective (the "Effective Time").

__________________
* Confidential treatment has been requested for portions of this document marked with an asterisk pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

                                       3.

         2.4 CERTIFICATE OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS. Unless otherwise determined by Metricom prior to the Effective Time,
(a) the Certificate of Incorporation of the Surviving Corporation will be amended and restated as of the Effective Time to conform to the Certificate of Incorporation of Sub; (b) the Bylaws of the Surviving Corporation will be the Bylaws of Sub as in effect immediately prior to the Effective Time; (c) the directors of the Surviving Corporation immediately after the Effective Time will be Robert P. Dilworth, William D. Swain and Gary M. Green; and (d) the officers of the Surviving Corporation will be Robert P. Dilworth (President and Chief Executive Officer), William D. Swain (Chief Financial Officer and Secretary) and Gary M. Green (Executive Vice President and Chief Operating Officer).

         2.5      CONVERSION OF SHARES.

                  (a) At the Effective Time, by virtue of the Merger and without any action on the part of any party to this Agreement, each outstanding share of Common Stock, $1.00 par value, of Overall Wireless ("Overall Wireless Common Stock") outstanding immediately prior to the Effective Time will be converted into the right to receive, subject to any decreases called for by Section 2.5(b), (1) cash in an amount equal to [*] divided by the number of shares of Overall Wireless Common Stock outstanding immediately prior to the Effective Time; and (2) that number of shares of Common Stock, $0.001 par value, of Metricom ("Metricom Common Stock") equal to the Conversion Number (as defined below). The "Conversion Number" will be determined by dividing [*] by the product of Metricom Average Price (as defined below) and the number of shares of Overall Wireless Common Stock outstanding immediately prior to the Effective Time, and then rounding the resulting quotient to three decimal places. The "Metricom Average Price" means [*].

                  (b) To the extent liabilities of Overall Wireless at the Effective Time exceed those incurred in constructing, maintaining and operating the system of base stations and associated mobile stations contemplated by Section 5.1 to the extent required to keep the FCC License valid and in good standing, then the cash amount set forth in clause (1) of
Section 2.5(a) will be reduced by the amount of such liabilities. If the aggregate amount of such liabilities exceeds such cash amount, the [*] amount set forth in clause (2) of Section 2.5(a) will be reduced by the remaining amount of such liabilities.

                  (c) The fraction of a share of Metricom Common Stock into which each outstanding share of Company Common Stock is to be converted pursuant to clause (2) of Section 2.5(a) (as such fraction may be adjusted in accordance with this Section 2.5(c)) is referred to as the "Exchange Ratio." If at any time prior to the Closing Date, the outstanding shares of Metricom Common Stock are changed into a different number or class of shares by reason of any stock dividend, subdivision, reclassification, recapitalization, split-up, combination or similar transaction, (1) the dollar amounts in the last clause of Section 2.5(a) will be

_____________________

* Confidential treatment has been requested for portions of this document marked with an asterisk pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

                                       4.

appropriately adjusted, and (2) to the extent any such change occurs during the 15 consecutive days ending with the day immediately preceding the Closing Date, the Exchange Ratio will be appropriately adjusted.

         2.6 CLOSING OF OVERALL WIRELESS' TRANSFER BOOKS. At the Effective Time, Stockholder and any other holders of certificates representing shares of Overall Wireless Common Stock will cease to have any rights as stockholders of Overall Wireless, and the stock transfer books of Overall Wireless will be closed with respect to all shares of Overall Wireless Common Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Overall Wireless Common Stock will thereafter be made on such stock transfer books. If, after the Effective Time, a valid certificate previously representing any of such shares of Overall Wireless Common Stock (an "Overall Wireless Common Stock Certificate") is presented to Metricom, such Overall Wireless Common Stock Certificate will be canceled and exchanged as provided in Section 2.7.

         2.7      EXCHANGE OF CERTIFICATES.

                  (a) As soon as practicable after the Effective Time, Metricom will deliver to the holders of Overall Wireless Common Stock Certificates (1) a letter of transmittal in customary form and containing such provisions as Metricom may reasonably specify and (2) instructions for use in effecting the surrender of Overall Wireless Common Stock Certificates in exchange for certificates representing Metricom Common Stock. Upon surrender of a Overall Wireless Common Stock Certificate to Metricom for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by Metricom, the holder of such Overall Wireless Common Stock Certificate will be entitled to receive in exchange therefor cash and a certificate representing the number of whole shares of Metricom Common Stock that such holder has the right to receive pursuant to the provisions of this
Section 2, and the Overall Wireless Common Stock Certificate so surrendered will be canceled. Until surrendered as contemplated by this Section 2.7, each Overall Wireless Common Stock Certificate will be deemed, from and after the Effective Time, to represent only the right to receive upon such surrender cash and a certificate representing shares of Metricom Common Stock (and cash in lieu of any fractional share of Metricom Common Stock) as contemplated by this Section 2.

                  (b) No dividends or other distributions declared or made with respect to Metricom Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Overall Wireless Common Stock Certificate with respect to the shares of Metricom Common Stock represented thereby, and no cash payment in lieu of any fractional share will be paid to any such holder, until such holder surrenders such Overall Wireless Common Stock Certificate in accordance with this Section 2.7 (at which time such holder will

___________________

* Confidential treatment has been requested for portions of this document marked with an asterisk pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

                                       5.

be entitled to receive all such dividends and distributions and such cash payment) without interest.

                  (c) No certificates or scrip for fractional shares of Metricom Common Stock will be issued, but in lieu thereof each holder of shares of Overall Wireless Common Stock who would otherwise be entitled to receive a certificate or scrip for a fraction of a share of Metricom Common Stock will receive from Metricom a cash amount equal to the product of the Metricom Average Price and the fraction of a share of Metricom Common Stock to which such holder would otherwise be entitled.

                  2.8      /*/.

                  2.9 FEDERAL INCOME TAX CONSEQUENCES. For federal income tax purposes, the Merger is intended to constitute a tax-free reorganization within the meaning of Section 368(a) of the Code. Neither Overall Wireless nor Metricom will take a position inconsistent with this Section 2.9 on any tax return.

                  2.10 ACCOUNTING CONSEQUENCES. For accounting purposes, the Merger is intended to be treated as a "purchase."

                  2.11 FURTHER ACTION. If at any time after the Effective Time any further action is determined by Metricom to be necessary to carry out the purposes of this Agreement or to vest the Surviving Corporation with the full right, title and possession of and to all assets, property, rights, privileges, immunities, powers and franchises of Sub and Overall Wireless, the officers and directors of the Surviving Corporation will be fully authorized (in the name of Sub, in the name of Overall Wireless and otherwise) to take such action.

                  2.12 STRUCTURE OF MERGER. In the event Overall Wireless ceases to be a validly existing S Corporation (as defined in Section 3.1) prior to the Effective Time, Metricom may, at its option, restructure the acquisition into a merger of Sub into Overall Wireless. In such event, at the Effective Time, (a) Sub will be merged into Overall Wireless and the separate existence of Sub will cease; (b) Overall Wireless will be the Surviving Corporation; and (c) the Certificate of Merger will be in substantially the form attached hereto as EXHIBIT A-2. If the acquisition is restructured as set forth in this Section 2.12, the parties understand that the Merger will not be a tax-free reorganization within the meaning of Section 368(a) of the Code.

3.       REPRESENTATIONS AND WARRANTIES OF OVERALL WIRELESS AND STOCKHOLDER.

         Except as set forth on the Schedule of Exceptions attached hereto as EXHIBIT B, Overall Wireless and Stockholder, jointly and severally, hereby represent and warrant to Metricom as follows:


____________________

* Confidential treatment has been requested for portions of this document marked with an asterisk pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

                                       6.

         3.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. Overall Wireless is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation. Overall Wireless has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement and the Certificate of Merger and to carry out the provisions of this Agreement and the Certificate of Merger and to carry on its business as presently conducted and as presently proposed to be conducted. Overall Wireless is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a Material Adverse Effect (as defined below) on Overall Wireless. Overall Wireless owns no equity securities of any other corporation, limited partnership or similar entity. Overall Wireless is not a participant in any joint venture, partnership or similar arrangement. Overall Wireless is and has been since inception a validly existing "subchapter S" corporation for federal income tax purposes and under analogous provisions, to the extent they exist, of the laws of each state in which Overall Wireless has qualified to do business or is required to qualify to do business (an "S Corporation"). As used in this Agreement, the term "Material Adverse Effect" means a material adverse effect on the affected party's business, financial condition, assets, liabilities or operations.

         3.2 CAPITALIZATION; VOTING RIGHTS. The authorized capital stock of Overall Wireless consists of 50,000 shares of Common Stock, 100 shares of which are issued and outstanding. All issued and outstanding shares of Overall Wireless' Common Stock (a) have been duly authorized and validly issued to, and are currently owned beneficially and of record, subject to no mortgage, pledge, lien, encumbrance or charge, by Stockholder; (b) are fully paid and nonassessable; and (c) were issued in compliance with all applicable state and federal laws concerning the issuance of securities. Except as set forth in this Agreement, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or agreements of any kind for the purchase or acquisition from Overall Wireless or Stockholder of any of Overall Wireless' securities.

         3.3 AUTHORIZATION; BINDING OBLIGATIONS. All corporate action on the part of Overall Wireless, its officers, directors and stockholders necessary for the authorization of this Agreement and the Certificate of Merger, the performance of all obligations of Overall Wireless thereunder and the authorization of the Merger has been taken. This Agreement is a valid and binding obligation of Overall Wireless and Stockholder, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; (b) as limited by general principles of equity that restrict the availability of equitable remedies; and (c) as the indemnification provisions of Sections 5.9 and 9 of this Agreement may be limited by applicable law.

________________________

* Confidential treatment has been requested for portions of this document marked with an asterisk pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

                                       7.

         3.4 FCC COMPLIANCE; LICENSE OWNERSHIP. The FCC License was originally issued to Stockholder on July 29, 1993, and was validly assigned to Overall Wireless on July 13, 1994. The Application (as defined in Section 5.1(a)) and all amendments thereto, and the application to assign the FCC License to Overall Wireless and all amendments thereto, complied in all respects with all applicable FCC rules and regulations. All applicable periods relating to FCC reconsideration of the issuance of the FCC License and assignment of the FCC License to Overall Wireless have expired. Overall Wireless currently holds the FCC License, subject to no mortgage, pledge, lien, encumbrance or charge. The FCC License has not been impaired by any act or omission of Stockholder or Overall Wireless or any of their employees, representatives or agents. The FCC has not imposed any conditions on Stockholder or Overall Wireless on the use of the FCC License that is not contained on the face thereof or in the FCC rules and regulations. There has been no actual or, to the best of Overall Wireless' and Stockholder's knowledge, threatened action by or before the FCC to revoke, cancel, rescind or modify the FCC License in any manner. Neither Stockholder nor Overall Wireless has received any notice of liability, forfeiture or complaint against the FCC License with respect to any actions taken by either of them under authority of, or in connection with, the FCC License. Stockholder and Overall Wireless have complied and are in compliance with all FCC rules and regulations governing the FCC License and ownership and operation of the facilities described in the FCC License. Stockholder and Overall Wireless have filed with the FCC all statements, reports and information required by applicable FCC rules and regulations. Stockholder and Overall Wireless know of no facts that could cause the FCC to deny its consent to the assignment of the FCC License to Metricom as contemplated in this Agreement.

         3.5 FINANCIAL STATEMENTS. Overall Wireless has delivered to Metricom its unaudited balance sheet as at December 31, 1995 (the "Statement Date") and unaudited statement of income for the year then ended (collectively, the "Financial Statements"). The Financial Statements are complete and correct in all material respects, have been prepared in accordance with accounting principles applied on a consistent basis throughout the periods indicated and present fairly the financial condition and position and results of operations of Overall Wireless as of the Statement Date and for the year then ended.

         3.6 LIABILITIES. Overall Wireless has no material liabilities and, to the best of Overall Wireless' and Stockholder's knowledge, no material contingent liabilities, not disclosed in the Financial Statements, except liabilities incurred in the ordinary course of business subsequent to the Statement Date that have not been, either in any case or in the aggregate, material.

         3.7 AGREEMENTS; ACTION. Except for obligations relating to construction and operation of facilities for the FCC License or otherwise expressly contemplated by this Agreement:


_____________________

* Confidential treatment has been requested for portions of this document marked with an asterisk pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

                                       8.

         [*]

         3.8 CHANGES. Since the Statement Date, other than obligations relating to construction and operation of facilities for the FCC License or otherwise expressly contemplated by this Agreement, there has not been:

                  (a) Any change in the assets, liabilities, financial condition or operations of Overall Wireless from that reflected in the Financial Statements that individually or in the aggregate has had or is expected to have a Material Adverse Effect;

                  (b) Any material change in the contingent obligations of Overall Wireless by way of guaranty, endorsement, indemnity, warranty or otherwise;

                  (c) Any damage, destruction or loss, whether or not covered by insurance, that has had or is expected to have a Material Adverse Effect;

                  (d) Any waiver by Overall Wireless of a valuable right or of a material debt owed to it;

                  (e) Any change in any agreement to which Overall Wireless is a party or by which it is bound that has had or is expected to have a Material Adverse Effect; or

______________________

* Confidential treatment has been requested for portions of this document marked with an asterisk pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

                                       9.

                  (f) Any other event or condition of any character that individually or in the aggregate has had or is expected to have a Material Adverse Effect.

         3.9 TITLE TO PROPERTIES AND ASSETS; LIENS, ETC. Overall Wireless has good and marketable title to its properties and assets, including the properties and assets reflected in the balance sheet included in the Financial Statements, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (a) those resulting from taxes that have not yet become delinquent, (b) purchase money liens and other minor liens and encumbrances that do not materially detract from the value of the property subject thereto or materially impair the operations of Overall Wireless and (c) those to which Metricom has consented in writing. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by Overall Wireless are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used.

         3.10 PATENTS AND TRADEMARKS. Overall Wireless does not own or possess any legal rights to any patents, trademarks, service marks, trade names, copyrights, trade secrets, information and other proprietary rights and processes, and none of such rights are necessary for the conduct of its business without any known infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is Overall Wireless bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of "off the shelf" or standard products. Overall Wireless has not received any communications alleging that Overall Wireless has violated, or by conducting its business would violate, any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity.

         3.11 COMPLIANCE WITH OTHER INSTRUMENTS. Overall Wireless is not in violation or default of any term of its certificate of incorporation or bylaws, or of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order, writ or, to the best of Overall Wireless' or Stockholder's knowledge, any statute, rule or regulation applicable to Overall Wireless that would have a Material Adverse Effect. The execution, delivery, and performance of and compliance with this Agreement and the Certificate of Merger, and completion of the Merger, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of Overall Wireless or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to Overall Wireless, its business or operations or any of its assets or properties.


____________________

* Confidential treatment has been requested for portions of this document marked with an asterisk pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

                                       10.

         3.12 LITIGATION. There is no action, suit, proceeding or investigation pending or, to the best of Overall Wireless' or Stockholder's knowledge, currently threatened against Overall Wireless or Stockholder (a) that questions the validity of this Agreement or the Certificate of Merger, the right of Overall Wireless or Stockholder to enter into this Agreement or to consummate the transactions contemplated hereby, or (b) that might result, either individually or in the aggregate, in a Material Adverse Effect, or any change in the current equity ownership of Overall Wireless, nor is Overall Wireless or Stockholder aware that there is any basis for the foregoing. Overall Wireless is not a party or subject to the provisions of any adverse order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by Overall Wireless currently pending or that Overall Wireless intends to initiate.

         3.13 TAX RETURNS AND PAYMENTS. Overall Wireless has timely filed all tax returns (federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and, to the best of Overall Wireless' and Stockholder's knowledge, all other taxes due and payable by Overall Wireless on or before the Closing have been paid or will be paid prior to the time they become delinquent. Neither Overall Wireless nor Stockholder has been advised (a) that any of Overall Wireless' returns, federal, state or other, have been or are being audited as of the date hereof, or (b) of any deficiency in assessment or proposed judgment to Overall Wireless' federal, state or other taxes. Neither Overall Wireless nor Stockholder has knowledge of any liability of any tax to be imposed upon Overall Wireless' properties or assets as of the date of this Agreement that is not adequately provided for.

         3.14     [*]

         3.15 COMPLIANCE WITH LAWS; PERMITS. To the best of Overall Wireless' and Stockholder's knowledge, Overall Wireless is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would have a Material Adverse Effect. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement and the Certificate of Merger and the completion of the Merger, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after the execution of this Agreement, as will be filed in a timely manner. Overall Wireless has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could have a Material Adverse Effect and Overall Wireless and Stockholder believe that Overall Wireless can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted.


____________________

* Confidential treatment has been requested for portions of this document marked with an asterisk pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

                                       11.

         3.16 ENVIRONMENTAL AND SAFETY LAWS. To the best of Overall Wireless' and Stockholder's knowledge, Overall Wireless is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

         3.17 INSURANCE. Overall Wireless has fire and casualty insurance policies with coverage customary for companies similarly situated to Overall Wireless.

         3.18 OFFERING VALID. Assuming the accuracy of the representations and warranties of Metricom contained in Section 4, the offer, sale and issuance of the Option will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") and will have been registered or qualified (or exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

         3.19     INVESTMENT REPRESENTATIONS.

                  (a) Stockholder understands that she must bear the economic risk of this investment indefinitely unless the shares of Metricom Common Stock issued in the Merger (the "Metricom Shares") are registered pursuant to the Securities Act, or an exemption from registration is available. Stockholder also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Stockholder to transfer all or any portion of the Metricom Shares under the circumstances or at the times Stockholder might propose.

                  (b) Stockholder is acquiring the Metricom Shares for her own account for investment only, and not with a view towards their distribution.

                  (c) By reason of her business or financial experience, Stockholder has the capacity to protect her own interests in connection with the transactions contemplated in this Agreement.

                  (d) Stockholder is an accredited investor within the meaning of Regulation D under the Securities Act.

                  (e) Stockholder has received and read Metricom's Annual Report on Form 10- K for the year ended December 31, 1994 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995, each as filed with the Securities and Exchange Commission (the "SEC"). In addition, Stockholder has had an opportunity to review Metricom's press release dated January 30, 1996 with respect to its unaudited financial statements as of and for the year ended December 31, 1995 and discuss Metricom's business,

_________________

* Confidential treatment has been requested for portions of this document marked with an asterisk pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

                                       12.

management and financial affairs with directors, officers and management of Metricom. Stockholder has also had the opportunity to ask questions of and receive answers from, Metricom and its management regarding the terms and conditions of this investment.

                  (f) The Metricom Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Stockholder has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about Metricom, the resale occurring not less than two years after a party has purchased and paid for the security to be sold, the sale being through an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) and the number of shares being sold during any three-month period not exceeding specified limitations.

         3.20 FULL DISCLOSURE. This Agreement and the Exhibits hereto and all other documents delivered by Stockholder or Overall Wireless to Metricom or its representatives or agents in connection therewith or with the transactions contemplated hereby do not contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. To the best of Overall Wireless' and Stockholder's knowledge, there are no facts that have had or are expected to have, individually or in the aggregate, a Material Adverse Effect that have not been set forth in this Agreement or the Exhibits hereto.

4.       REPRESENTATIONS AND WARRANTIES OF METRICOM.

         Metricom hereby represents and warrants to Overall Wireless and Stockholder as follows (such representations and warranties do not lessen or obviate the representations and warranties of Overall Wireless and Stockholder set forth in this Agreement):

         4.1 AUTHORIZATION; BINDING OBLIGATIONS. All corporate action on the part of Metricom and its officers, directors and stockholders necessary for the authorization of this Agreement, the performance of all obligations of Metricom hereunder and the completion of the Merger has been taken. All corporate action on the part of Sub and its officers, directors and stockholders necessary for the completion of the Merger will have been taken at or prior to the Effective Time. This Agreement is a valid and binding obligation of Metricom, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; (b) as limited by general principles of equity that restrict the availability of equitable


______________________

* Confidential treatment has been requested for portions of this document marked with an asterisk pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

                                       13.

remedies; and (c) as the indemnification provisions of Sections 5.9 and 9 of this Agreement may be limited by applicable law.

         4.2      INVESTMENT REPRESENTATIONS.

                  (a) Metricom has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to Overall Wireless so that it is capable of evaluating the merits and risks of its investment in Overall Wireless and has the capacity to protect its own interests. Metricom must bear the economic risk of this investment indefinitely unless the Option or the shares of Overall Wireless Common Stock acquired in the Merger (the "Overall Wireless Shares") registered pursuant to the Securities Act, or an exemption from registration is available. Metricom understands that Overall Wireless has no present intention of registering the Option or the Overall Wireless Shares. Metricom also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Metricom to transfer all or any portion of the Option or the Overall Wireless Shares under the circumstances or at the times Metricom might propose.

                  (b) Metricom is acquiring the Option and will acquire the Overall Wireless Shares, if the Merger is consummated, for Metricom's own account for investment only, and not with a view towards their distribution.

                  (c) By reason of its, or of its management's, business or financial experience, Metricom has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement.

                  (d) Metricom is an accredited investor within the meaning of Regulation D under the Securities Act.

                  (e) Metricom has received and read the Financial Statements and has had an opportunity to discuss Overall Wireless' business, management and financial affairs with directors, officers and management of Overall Wireless. Metricom has also had the opportunity to ask questions of and receive answers from, Overall Wireless and its management regarding the terms and conditions of this investment.

                  (f) The Option and the Overall Wireless Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Metricom has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about Overall Wireless, the resale occurring

___________________

* Confidential treatment has been requested for portions of this document marked with an asterisk pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

                                       14.

not less than two years after a party has purchased and paid for the security to be sold, the sale being through an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Exchange Act) and the number of shares being sold during any three-month period not exceeding specified limitations.

         4.3 FULL DISCLOSURE. This Agreement and the Exhibits hereto and all other documents delivered by Metricom to Overall Wireless or Stockholder or their representatives and agents in connection therewith or the transactions contemplated hereby do not contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. To the best of Metricom's knowledge, there are no facts that have had or are expected to have, individually or in the aggregate, a material adverse effect on the business, financial condition, assets, liabilities, operations or prospects of Metricom that has not been set forth in this Agreement, the Exhibits hereto, or the documents delivered to Overall Wireless and Stockholder described in Section 3.19(e).

5.       CONDUCT AND TRANSACTIONS PRIOR TO EFFECTIVE TIME; ADDITIONAL
         AGREEMENTS.

         5.1      SYSTEM CONSTRUCTION.

                  (a) As quickly as practicable following the execution of this Agreement, Overall Wireless will construct base stations having a minimum of five assigned nationwide channel pairs and place these base stations, along with associated mobile stations, in operation in seven of the geographic areas specified by Stockholder in her application for the FCC License (the "Application") in accordance with the requirements of 47 C.F.R. Section 90.725, as modified by FCC order ("Ten Percent Completion").

                  (b)      [*]

                  5.2 NEGOTIATION WITH OTHERS. During the period from the date of this Agreement through the earlier of the termination of the Option without exercise and the Effective Time (the "Pre-Closing Period"), Overall Wireless and Stockholder will not, directly or indirectly, without the prior written consent of Metricom, (a) solicit or encourage the initiation of any inquiry, proposal or offer from any person or entity (other than Metricom) relating to a possible Acquisition Transaction; (b) participate in any discussions or negotiations or enter into any agreement with, or provide any non-public information to, any person or entity (other than


_______________________

* Confidential treatment has been requested for portions of this document marked with an asterisk pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

                                       15.

Metricom) relating to or in connection with a possible Acquisition Transaction; or (c) consider, entertain or accept any proposal or offer from any person or entity (other than Metricom) relating to a possible Acquisition Transaction. For the purposes of this Agreement, "Acquisition Transaction" means any transaction involving (a) the sale or other disposition of all or substantially all of Overall Wireless' business or assets, including the FCC License; (b) the issuance, sale or other disposition of (1) any capital stock of Overall Wireless, (2) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock of Overall Wireless, or (3) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock of Overall Wireless; or (c) any merger, consolidation, business combination, share exchange, reorganization or similar transaction involving Overall Wireless.

         5.3      CONFIDENTIALITY. Each party to this Agreement will ensure that
(a) such party and its or her representatives and agents will keep strictly confidential the existence and terms of this Agreement and the Exhibits hereto; and (b) unless the prior written consent of the other party is first received, neither such party nor any of its or her representatives or agents will issue or disseminate any press release or other publicity or otherwise make any disclosure of any nature regarding such existence or terms, except to the extent that a party is required by law to make any such disclosure. Notwithstanding the foregoing, Metricom will be permitted to issue a press release (in substance reasonably acceptable to Overall Wireless) regarding this Agreement and the transactions contemplated hereby.

         5.4 INFORMATION AND ACCESS. During the Pre-Closing period, Overall Wireless will, and will cause its representatives to provide Metricom and Metricom's representatives and agents, with (a) reasonable access to Overall Wireless' representatives and agents, personnel and assets and to all existing books, records, tax returns, work papers and other documents and information relating to Overall Wireless; and (b) such copies of the existing books, records, tax returns work papers and other documents and information relating to Overall Wireless and they may reasonably request.

         5.5      CONDUCT OF BUSINESS OF OVERALL WIRELESS.

                  (a) Except as provided in Section 5.5(b), during the Pre-Closing Period, (1) Overall Wireless will conduct its business in the ordinary and usual course consistent with past practice and (2) Overall Wireless will use all commercially reasonable efforts to maintain and preserve intact its business organization, to keep available the services of its officers and employees and to maintain satisfactory relations with lessors, suppliers, contractors, distributors, customers and others having business relationships with Overall Wireless.

                  (b) During the Pre-Closing Period, Overall Wireless will not do any of the following without Metricom's prior written consent:


__________________

* Confidential treatment has been requested for portions of this document marked with an asterisk pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

                                       16.

                           (1)      declare, set aside or pay any dividend or
make any other distribution in respect of any capital stock;

                           (2)      split, combine or reclassify any capital
stock of Overall Wireless or repurchase, redeem or otherwise acquire any capital stock of Overall Wireless;

                           (3)      issue, deliver, pledge, encumber, sell or
transfer, or authorize or propose the issuance, delivery, pledge, encumbrance, sale or transfer of, any shares of capital stock of Overall Wireless or any securities convertible into, or rights, warrants or options to acquire, any such shares of capital stock or other convertible securities, or make any change in its equity capitalization or to the terms of any equity security of Overall Wireless that is currently outstanding;

                           (4)      amend the certificate of incorporation,
bylaws or other organizational or charter documents of Overall Wireless;

                           (5)      acquire (by merging or consolidating with,
by purchasing any material portion of the capital stock or assets of or by any other means) any business or any corporation, partnership, association or other business organization or division thereof;

                           (6)      sell, lease, pledge or otherwise dispose of
or encumber any of its assets except in the ordinary course of business;

                           (7)      issue or sell any debt securities or
guarantee, endorse or otherwise become responsible for any obligation of any other person except in the ordinary course of business;

                           (8)      except in the ordinary course of business,
make any loan or advance to any other person, other than travel and similar advances to employees in the ordinary course of business consistent with past practice;

                           (9)      prepay any material claim, liability or
obligation, or pay, discharge or satisfy any material unliquidated or contingent liability except in the ordinary course of business;

                           (10)     change in any material respect the
accounting methods or practices followed by Overall Wireless (including any material change in any assumption underlying, or any method of calculating, any bad debt, contingency or other reserve), except as may be required by changes in generally accepted accounting principles except in the ordinary course of business; or


____________________

* Confidential treatment has been requested for portions of this document marked with an asterisk pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

                                       17.

                           (11)     authorize or propose any of the foregoing,
or enter into any contract, agreement, commitment or arrangement contemplating any of the foregoing.

         5.6 SECURITIES LAW COMPLIANCE. Prior to the Effective Time, Metricom will make all required filings with state regulatory authorities and will use all commercially reasonable efforts to obtain all regulatory approvals needed to ensure that the Metricom Common Stock to be issued in the Merger will be qualified or exempt from qualification under the securities or "blue sky" law of every jurisdiction of the United States in which any registered stockholder of Overall Wireless has an address of record on the record date for determining the stockholders entitled to notice of and to vote on the Merger.

         5.7 ADDITIONAL AGREEMENTS. Metricom and Overall Wireless will use all commercially reasonable efforts to take, or cause to be taken, all actions necessary to consummate the Merger and make effective the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, Metricom and Overall Wireless will use all commercially reasonable efforts to (a) achieve Forty Percent Completion, (b) effect the transactions contemplated by Section 5.12, (c) obtain the consent and approval of each governmental authority (including the FCC), lessor or other person whose consent or approval is required (by virtue of any contractual provision or legal requirement or otherwise) in order to permit the consummation of the Merger or in order to enable Metricom or the Surviving Corporation to conduct its business in the manner in which such business is currently being conducted or is proposed to be conducted, and (d) effect all registrations and filings necessary to consummate the Merger.

         5.8 RESIGNATION OF OFFICERS AND DIRECTORS. Overall Wireless will obtain and deliver to Metricom prior to the Closing the resignation of each officer and director of Overall Wireless.

         5.9      [*].

         5.10 EXISTENCE OF SURVIVING CORPORATION. Metricom will preserve the corporate existence of the Surviving Corporation for at least two years after the Closing.

         5.11 COVENANT NOT TO COMPETE OR SOLICIT. Until the earlier of (a) the termination of the Option without exercise, and (b) the later of (1) two years following the Closing, and (2) such date as Stockholder no longer owns any Metricom Common Stock issued in the Merger, Stockholder will not:

                  (a) participate in the establishment or operation of any other subscriber-based wireless communications network substantially competing with Metricom;

____________________

* Confidential treatment has been requested for portions of this document marked with an asterisk pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

                                       18.

                  (b) approach, contact or solicit existing or future customers of Metricom, any of its subsidiaries or Overall Wireless as to business competitive with such companies' business as of the date hereof or at any time prior to the date this covenant terminates; or

                  (c) encourage or solicit any employee of Metricom, any of its subsidiaries or Overall Wireless to leave the employ of such company for any reason or to devote less than all of any such employee's efforts to the affairs of such company.

The foregoing covenants will be construed as a series of separate covenants, one for each nation, each state of the United States, and each county of each such state. Except for geographic coverage, each such separate covenant will be identical in terms to the covenants set forth above. If, in any judicial proceeding, a court refuses to enforce any of such separate covenants (or any part thereof), then such unenforceable covenant (or such part) will be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. In the event that any of the provisions of this Section 5.11 are deemed to exceed the time, geographic or scope limitations permitted by applicable law, then such provisions will be reformed to the maximum time, geographic or scope limitations, as the case may be, permitted by applicable laws.

         5.12 FCC MATTERS. Overall Wireless and Stockholder will act in compliance with the applicable rules and regulations of the FCC, and will take whatever actions are necessary in order to ensure that the FCC License remains in full force and effect and in good standing through the Effective Time. In the event of any FCC action, or the filing or issuance by the FCC of any order, notice or complaint against Overall Wireless or Stockholder or any of their employees or affiliates, or if Stockholder, Overall Wireless or any of Overall Wireless' officers and directors learn of any threat of such an action, order, notice or complaint, Overall Wireless will promptly notify Metricom thereof in writing and take all reasonable measures to contest in good faith or seek removal, resolution or rescission of such action, order, notice of complaint.

6.       CONDITIONS PRECEDENT TO OBLIGATIONS OF METRICOM.

         The obligations of Metricom to effect the Merger (after exercise of the Option) and otherwise consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

         6.1      REPRESENTATIONS AND WARRANTIES ACCURATE.

                  (a) The representations and warranties of Overall Wireless and Stockholder contained in this Agreement will have been accurate in all material respects as of the date of this Agreement.

________________________

* Confidential treatment has been requested for portions of this document marked with an asterisk pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

                                       19.

                  (b) The representations and warranties of Overall Wireless and Stockholder contained in this Agreement will have been accurate in all material respects as of the date the Option is exercised (giving effect only to an updated Disclosure Schedule delivered to Metricom in accordance with
Section 1.1(b)).

                  (c) The representations and warranties of Overall Wireless and Stockholder contained in this Agreement will be accurate in all respects as of the Closing Date as if made on and as of the Closing Date, except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and would not reasonably be expected to result in, a Material Adverse Effect (it being understood that, for purposes of determining the accuracy of such representations and warranties, any update of or modification to the Disclosure Schedule made or purported to have been made after the date the Option is exercised will be disregarded).

         6.2 COMPLIANCE WITH COVENANTS. Overall Wireless and Stockholder will have complied with and performed in all material respects each covenant contained in this Agreement and any other agreement between either of them and Metricom that is required to be performed by Overall Wireless or Stockholder on or prior to the Closing Date.

         6.3 NO MATERIAL ADVERSE EFFECT. Since the date of this Agreement, Overall Wireless will not have suffered any Material Adverse Effect and there will not have occurred any change or development, or any combination of changes or developments, that would reasonably be expected to have a Material Adverse Effect on Overall Wireless.

         6.4 ABSENCE OF RESTRAINT. No order to restrain, enjoin or otherwise prevent the consummation of the Merger or any of the other transactions contemplated by this Agreement will have been entered by any court or governmental authority, including the FCC.

         6.5 NO GOVERNMENTAL LITIGATION. There will not be pending or threatened any Proceeding in which a governmental authority is or is threatened to become a party: (a) challenging or seeking to restrain or prohibit the consummation of the Merger; (b) relating to the Merger and seeking to obtain from Metricom or any of its subsidiaries any damages that may be material to Metricom; (c) seeking to prohibit or limit in any material respect Metricom's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation; or (d) that would materially and adversely affect the right of Metricom, the Surviving Corporation or any subsidiary of Metricom to own the assets or operate the business of Overall Wireless.

         6.6 NO OTHER LITIGATION. There will not be pending any proceeding in which there is a reasonable possibility of an outcome that would have a Material Adverse Effect on Metricom or (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of

________________

* Confidential treatment has been requested for portions of this document marked with an asterisk pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

                                       20.

the other transactions contemplated hereby; (b) relating to the Merger and seeking to obtain from Metricom or any of its subsidiaries any damages that may be material to Metricom; (c) seeking to prohibit or limit in any material respect Metricom's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation; or (d) that would affect adversely the right of Metricom, the Surviving Corporation or any subsidiary of Metricom to own the assets or operate the business of Overall Wireless.

         6.7 REQUIRED CONSENTS AND APPROVALS. Metricom and Overall Wireless will have received all approvals, licenses, consents, assignments and authorizations of governmental authorities, including the FCC, and other persons as may be required (a) to permit the performance by Metricom, Overall Wireless and Stockholder of their respective obligations under this Agreement and the consummation of the Merger and (b) to permit Metricom and the Surviving Corporation to conduct their business and operations in the manner currently conducted.

         6.8      [*]

7.       CONDITIONS PRECEDENT TO OBLIGATIONS OF OVERALL WIRELESS AND
         STOCKHOLDER.

         The obligations of Overall Wireless and Stockholder to effect the Merger are subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

         7.1 REPRESENTATIONS AND WARRANTIES ACCURATE. The representations and warranties of Metricom contained in this Agreement will have been accurate in all material respects as of the date of this Agreement and as of the Closing Date.

         7.2 COMPLIANCE WITH COVENANTS. Metricom will have complied with and performed in all material respects each covenant contained in this Agreement and any other agreement between Metricom and Overall Wireless that is required to be performed by Metricom on or prior to the Closing Date.

         7.3 EXERCISE OF OPTION. The Option will have been exercised, and such exercise will not have been rescinded, by Metricom.

8.       TERMINATION OF AGREEMENT.

         8.1 TERMINATION. This Agreement may be terminated prior to the Effective Time:

                  (a) by mutual written consent of the respective Boards of Directors of Metricom and Overall Wireless;

________________________

* Confidential treatment has been requested for portions of this document marked with an asterisk pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

                                       21.

                  (b) by either Metricom or Overall Wireless if (1) a court of competent jurisdiction or Governmental Authority issues a final and nonappealable order, decree or ruling, or takes any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger or (2) the terminating party has not committed a material Breach and all of the conditions to Closing have not been satisfied or waived by [*];

                  (c) by Metricom if there has been a material Breach by Overall Wireless or Stockholder of any representation, warranty or covenant in this Agreement, which Breach has not been cured within [*] of the date on which written notice of such Breach was first delivered to Overall Wireless or Stockholder, as the case may be, or which Breach is not capable of being cured within [*];

                  (d) by Overall Wireless if (1) there has been a material Breach by Metricom of any representation, warranty or covenant in this Agreement, which Breach has not been cured within [*] of the date on which written notice of such Breach was first delivered to Metricom, or which Breach is not capable of being cured within [*] or (2) [*];

                  (e) by Metricom if Metricom reasonably determines that the satisfaction of any condition set forth in Section 6 has become impossible (other than as a result of any failure on the part of Metricom to comply with or perform any covenant or obligation of Metricom set forth in this Agreement or undertaken pursuant to the Plan);

                  (f) by Overall Wireless if Overall Wireless reasonably determines that the satisfaction of any condition set forth in Section 7 has become impossible (other than as a result of any failure on the part of Overall Wireless to comply with or perform any covenant or obligation of Overall Wireless set forth in this Agreement);

                  (g) By Metricom if (1) Metricom has not committed a material Breach of this Agreement or any other written agreement between Metricom and Overall Wireless or any obligation undertaken pursuant to the Plan, and (2) Metricom reasonably determines that there is substantial risk that Overall Wireless will lose the FCC License due to a failure to achieve Ten Percent Completion by [*] or Forty Percent Completion by the Forty Percent Completion Date [*] ; or

                  (h)      By Metricom in accordance with the terms of Section
1.4.

                  8.2 TERMINATION PROCEDURES. If Metricom wishes to terminate this Agreement pursuant to Section 8.1(c), Section 8.1(e), Section 8.1(f) or
Section 8.1(g), Metricom will deliver to Overall Wireless and Stockholder a written notice stating that Metricom is terminating this Agreement and setting forth a brief description of the basis on which Metricom is terminating this Agreement. If Overall Wireless wishes to terminate this Agreement pursuant

____________________

* Confidential treatment has been requested for portions of this document marked with an asterisk pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

                                       22.

to Section 8.1(d), Overall Wireless will deliver to Metricom a written notice stating that Overall Wireless is terminating this Agreement and setting forth a brief description of the basis on which Overall Wireless is terminating this Agreement.

         8.3 EFFECT OF TERMINATION. In the event of the termination of this Agreement as provided in Section 1.4 or 8.1, this Agreement will be of no further force or effect; provided, however, that (1) this Section 8.3 and Sections 5.3, 9 (excluding Section 9.1), 10.9 and 10.10 will survive the termination of this Agreement and will remain in full force and effect; and (2) the termination of this Agreement will not relieve any party from any liability for any Breach.

9.       INDEMNIFICATION.

         9.1      [*]

                  (a)      [*]

                  (b) The representations, warranties, covenants and obligations of each party, and the rights and remedies that may be exercised by the persons and entities entitled to be indemnified, will not be limited or otherwise affected by or as a result of any information (other than (1) with respect to Overall Wireless and Stockholder, the original Disclosure Schedule and the updated Disclosure Schedule, if any, delivered pursuant to Section 1.1(b), and (2) with respect to Metricom, publicly-available documents filed by Metricom with the Securities and Exchange Commission) furnished to, or any investigation made by or knowledge of, any of such persons or entities or any of their representatives or agents.

         9.2      INDEMNIFICATION.

                  (a) From and after the date of this Agreement, regardless of whether the Option is exercised, Stockholder will hold harmless and indemnify Metricom and each of its current and future affiliates (including Overall Wireless and Sub) and their respective representatives, agents, successors and assigns (the "Metricom Indemnitees") from and against, and will compensate and reimburse each of the Metricom Indemnitees for, any Damages that are directly or indirectly suffered or incurred by any of the Metricom Indemnitees or to which any of the Metricom Indemnitees may otherwise become subject at any time (regardless of whether or not such Damages relate to any third-party claim) and that arise directly or indirectly from or as a direct or indirect result of, or are directly or indirectly connected with (1) any Breach of any representation or warranty made by Overall Wireless or Stockholder in this Agreement (without giving effect to any update to the Disclosure Schedule other than one delivered pursuant to Section 1.1(b)); (2) any Breach of any representation, warranty, statement, information or provision contained in the Disclosure Schedule or in any other document delivered or otherwise

___________________

* Confidential treatment has been requested for portions of this document marked with an asterisk pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

                                       23.

made available to Metricom or any of its representatives or agents by or on behalf of Overall Wireless, Stockholder or any of their representatives and agents; (3) any Breach of any covenant or obligation of Overall Wireless or Stockholder; (4) U.S. Mobilcomm, Inc., et al. v. [*], et al., Case No. [*] (United States District Court for the Western District of Oklahoma) and any related litigation; (5) any system operations prior to the Closing Date not contemplated by this Agreement or the Plan or previously agreed to in writing by Metricom; (6) the failure of Overall Wireless, as of or at any time prior to the Effective Time, to be a validly existing "subchapter S" corporation for federal income tax purposes and under analogous provisions, to the extent they exist, of the laws of each state in which Overall Wireless would be required to pay income tax on taxable income; or (7) any proceeding relating directly or indirectly to any Breach, alleged Breach, liability or matter of the type referred to in clause (1), (2), (3), (4), (5) or (6) above (including any proceeding commenced by any Metricom Indemnitee for the purpose of enforcing any of its rights under this Section 9). If there is any Breach of any representation, warranty or other provision relating to Overall Wireless or Overall Wireless' business, condition, assets, liabilities, operations or prospects (or any aspect or portion thereof) or if Overall Wireless suffers any Damages as a result of the litigation described above, then Metricom itself will be deemed, by virtue of its ownership of Overall Wireless, to have incurred Damages as a result of such Breach.

                  (B) From and after the date of this Agreement, regardless of whether the Option is exercised, Metricom will hold harmless and indemnify Stockholder and each of her current and future affiliates and their respective representatives, agents, successors and assigns (the "Stockholder Indemnitees") from and against, and will compensate and reimburse each of the Stockholder Indemnitees for, any Damages that are directly or indirectly suffered or incurred by any of the Stockholder Indemnitees or to which any of the Stockholder Indemnitees may otherwise become subject at any time (regardless of whether or not such Damages relate to any third-party claim) and that arise directly or indirectly from or as a direct or indirect result of, or are directly or indirectly connected with (1) any Breach of any representation or warranty made by Metricom in this Agreement; (2) any Breach of any representation, warranty, statement, information or provision contained in any other document delivered or otherwise made available to Stockholder or any of her representatives or agents by or on behalf of Metricom or any of its representatives and agents; (3) any Breach of any covenant or obligation of Metricom; (4) any system operations after the Closing Date; or (5) any proceeding relating directly or indirectly to any Breach, alleged Breach, liability or matter of the type referred to in clause (1), (2), (3) or (4) above (including any proceeding commenced by any Stockholder Indemnitee for the purpose of enforcing any of its rights under this Section 9).

         9.3      [*].

         9.4 RIGHT TO REQUIRE CURE OF BREACH. Without limiting the generality of anything contained in Section 9.2, if there is any Breach of any representation or warranty made by

___________________

* Confidential treatment has been requested for portions of this document marked with an asterisk pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

                                       24.

Overall Wireless or Stockholder, the one hand, or Metricom, on the other hand, then Stockholder or Metricom, respectively, will be obligated to pay such amounts to Metricom or Stockholder, respectively, and take such other actions as Metricom or Stockholder, respectively, may in good faith request for the purpose of causing such Breach to be corrected, cured and eliminated in all respects (at no cost to Metricom or Stockholder, respectively).

                  9.5 NO CONTRIBUTION. Stockholder and Metricom each waives, and acknowledges and agrees that such party will not have and will not exercise or assert or attempt to exercise or assert, any right of contribution or right of indemnity or any other right or remedy against Overall Wireless in connection with any indemnification obligation or any other liability to which such party may become subject under this Agreement or otherwise in connection with any of the transactions contemplated hereby.

                  9.6 INTEREST. If a party is required to indemnify any other person or entity pursuant to this Section 9 with respect to any Damages representing out-of-pocket payments or losses, such party will also be required to pay such other person or entity interest on the amount of such Damages (for the period commencing as of the date on which such other person or entity first incurred or otherwise became subject to such Damages and ending on the date on which the applicable indemnification payment is made by Stockholder) at a floating rate one percentage point above the rate of interest publicly announced by Bank of America, N.T. & S.A. from time to time as its prime, base or reference rate, except to the extent the time value of money is already reflected in the amount of such Damages.

                  9.7 NONEXCLUSIVITY OF INDEMNIFICATION REMEDIES. The indemnification remedies and other remedies provided in this Section 9 will not be deemed to be exclusive. Accordingly, the exercise by any person or entity of any of its rights under this Section 9 will not be deemed to be an election of remedies and will not be deemed to prejudice, or to constitute or operate as a waiver of, any other right or remedy that such person or entity may be entitled to exercise.

                  9.8 EXERCISE OF REMEDIES BY METRICOM INDEMNITEES OTHER THAN METRICOM. No Metricom Indemnitee (other than Metricom or any successor thereto or assign thereof) will be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless Metricom (or any successor thereto or assign thereof) has consented to the assertion of such indemnification claim or the exercise of such other remedy.

10.      MISCELLANEOUS.

         10.1 GOVERNING LAW. This Agreement will be governed in all respects by the laws of the State of California as such laws are applied to agreements between California residents entered into and performed entirely in California.

__________________

* Confidential treatment has been requested for portions of this document marked with an asterisk pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

                                       25.

         10.2 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof will inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

         10.3 ENTIRE AGREEMENT. This Agreement and the Exhibits hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and no party will be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein, therein or in any other written agreement entered into among the parties hereto.

         10.4 SEVERABILITY. In case any provision of the Agreement is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

         10.5 AMENDMENT. This Agreement may be amended only by a writing executed by Metricom, Overall Wireless and Stockholder.

         10.6 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under the Agreements will impair any such right, power or remedy, nor will it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any party's part of any breach, default or noncompliance under this Agreement or any waiver on such party's part of any provisions or conditions of this Agreements must be in writing and will be effective only to the extent specifically set forth in such writing. All remedies under the Agreements or otherwise afforded to any party, will be cumulative and not alternative.

         10.7 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement will be in writing and will be deemed properly delivered, given and received when delivered (by hand, by certified mail with return receipt requested, by courier or express delivery service or by telecopier) to the address or telecopier number set forth beneath the name of such party below (or to such other address or telecopier number as such party shall have specified in a written notice given to the other parties hereto):

________________

* Confidential treatment has been requested for portions of this document marked with an asterisk pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

                                       26.

                  if to Metricom:

                        Metricom, Inc.
                        980 University Avenue
                        Los Gatos, CA  95030
                        Attention:  William D. Swain
                        Telecopier:  (408) 399-8274

                  with a copy to:

                        Cooley Godward Castro Huddleson & Tatum
                        One Maritime Plaza, 20th Floor
                        San Francisco, CA  94111-3580
                        Attention:  Kenneth L. Guernsey
                        Telecopier:  (415) 951-3699

                  if to Overall Wireless or Stockholder:

                        [*]

                  with a copy to:

                        McAfee & Taft
                        Tenth Floor, Two Leadership Square
                        211 N. Robinson
                        Oklahoma City, OK  73102
                        Attention:  Gary F. Fuller
                        Facsimile:  (405) 235-0439

                        and

                        Lukas, McGowan, Nace and Gutierrez, Chartered
                        1111 Nineteenth Street, NW
                        Suite 1200
                        Washington, DC 20036
                        Attention:  Gerald S. McGowan and George L. Lyon, Jr.
                        Facsimile:  (202) 842-4485

         10.8 EXPENSES. Except as provided in Section 10.9, Metricom will pay all costs and expenses that it or Sub incurs, and Stockholder will pay all costs and expenses that it or Overall Wireless incurs (either directly or through a capital contribution to Overall Wireless in an

___________________

* Confidential treatment has been requested for portions of this document marked with an asterisk pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

                                       27.

amount equal to any costs and expenses paid by Overall Wireless), with respect to the negotiation, execution, delivery and performance of this Agreement and the Exhibits hereto.

         10.9 ATTORNEYS' FEES. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute will be entitled to recover from the losing party or parties all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which will include, without limitation, all fees, costs and expenses of appeals.

         10.10 REMEDIES CUMULATIVE; SPECIFIC PERFORMANCE. The rights and remedies of the parties hereto will be cumulative (and not alternative). In the event of any Breach or threatened Breach by any party of any covenant, obligation or other provision set forth in this Agreement, the other parties will be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and
(b) an injunction restraining such Breach or threatened Breach. None of the parties, the Metricom Indemnitees or the Stockholder Indemnitees will be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or proceeding.

         10.11 TITLES AND SUBTITLES. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         10.12 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be an original, but all of which together will constitute one instrument.

         IN WITNESS WHEREOF, the parties hereby have executed this Agreement as of the date first above written.

METRICOM, INC.                                  OVERALL WIRELESS COMMUNICATIONS
                                                CORPORATION

By:    /s/ Gary M. Green                        By:         /s/ /*/
   --------------------------------------           ---------------------------
Name:          Gary M. Green                    Name:              /*/
Title:         Chief Operating Officer          Title:             President


 /s/ /*/
- ------------------------------------------
/*/

_______________________

* Confidential treatment has been requested for portions of this document marked with an asterisk pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

                                      28.